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                                                                      EXHIBIT 16



                         [ARTHUR ANDERSEN LETTERHEAD]

OFFICE OF THE CHIEF ACCOUNTANT
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20549


March 28, 2000


Dear Sir/Madam:

We have read paragraphs (a) through (d) of Item 4 included in the Form 8-K dated March 22, 2000 of McLaren Automotive Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

Copy to:  Mr. Wiley R. McCoy, McLaren Automotive Group, Inc.